Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com

Knowles Reports Q4 & Full Year 2019 Financial Results and Provides Outlook for Q1 2020
Q4 Revenues Up 5 Percent Y/Y
Revenues from Non-Mobile More Than 70 Percent of Total Sales in 2019
Record Cash From Operations of $124 million in 2019

ITASCA, Ill., Feb. 4, 2020 - Knowles Corporation (NYSE: KN), a market leader and global provider of advanced micro-acoustic, audio processing, and precision device solutions, today announced results for the quarter and year ended December 31, 2019.

“In the fourth quarter, we reported revenues of $234 million, within our guidance range and up 5 percent from the year ago period as strong sales into the Ear and IoT markets were offset by continued soft trends in Mobile,” said Jeffrey Niew, president and CEO of Knowles. “In Precision Devices, fourth quarter sales were up double digits year-over-year, however, gross margins for this segment were below expectations resulting in EPS that was below our guidance range. We anticipate total company gross margin improvement in 2020.”

“We ended 2019 with total company revenue up 3 percent, despite a weak handset market, demonstrating the benefits of our strategy to deliver high value, differentiated solutions to a diverse set of growing end markets. In addition, we delivered record cash from operations, representing over 14 percent of sales. I expect our strategy to continue to deliver shareholder value by driving revenue growth with strong operating leverage and cash flow for full year 2020 and beyond,” continued Niew.

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations (in millions, except per share data):

	Q4FY19	Q3FY19	Q4FY18	Year Ago Period Change
Revenues	$233.9	$235.9	$223.8	5%
Gross profit	$89.6	$93.5	$94.3	(5)%
(as a % of revenues)	38.3%	39.6%	42.1%
Non-GAAP gross profit	$90.9	$94.7	$95.4	(5)%
(as a % of revenues)	38.9%	40.1%	42.6%
Diluted earnings per share*	$0.22	$0.27	$0.87	(75)%
Non-GAAP diluted earnings per share	$0.35	$0.38	$0.37	(5)%
* Current period results include $6.0 million in stock-based compensation, $1.8 million in restructuring charges, production transfer costs, and other expenses, and $1.7 million in amortization of intangibles.

First Quarter 2020 Outlook
The forward looking guidance for the quarter ending March 31, 2020 on a continuing operations basis is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues	$160 to $190 million	—	$160 to $190 million
Gross Profit Margin	36.5 to 39.5%	1%	37.5 to 40.5%
EPS	($0.02) to $0.06	$0.10	$0.08 to $0.16

Q1 2020 GAAP results are expected to include approximately $0.07 per share in stock-based compensation and $0.03 per share in amortization of intangibles and debt discount.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, fixed asset impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (844) 589-0917 (United States) or (647) 253-8649 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on February 11, 2020 at (800) 585-8367 (United States) or (416) 621-4642 (International). The access code is 4164655.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global provider of advanced micro-acoustic, audio processing, and precision device solutions, serving the mobile consumer electronics, communications, medtech, defense, automotive, and industrial markets. Knowles uses its leading position in MEMS (micro-electro-mechanical systems) microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience in mobile, ear, and IoT applications. Knowles is also the leader in acoustic components, high-end capacitors, and mmWave RF solutions for a diverse set of markets. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing, and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in 12 countries. The company was spun out from Dover Corporation in 2014 and has been focused on reshaping its business portfolio and investing in high value solutions to diversify its revenue and increase exposure to high-growth markets. For more information, visit knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. These risks and uncertainties include, but are not limited to: unforeseen changes in MEMS microphone demand from our largest customers, in particular, two North American, a Korean, and Chinese OEM customers; the success and rate of multi-microphone and smart microphone adoption and proliferation of our “intelligent audio” solutions, including our audio edge processors, to high volume platforms; our ongoing ability to execute our strategy to diversify our end markets and customers; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability including the recent economic slowdown in China; the impact of epidemics such as the coronavirus currently impacting China; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; risks associated with shareholder activism, including proxy contests; our ability to achieve continued reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; difficulties or delays in and/or the Company's inability to realize expected cost synergies from its acquisitions; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, and changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - FOURTH QUARTER 2019

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Revenues	$233.9	$235.9	$223.8
Cost of goods sold	143.6	142.3	129.2
Restructuring charges - cost of goods sold	0.7	0.1	0.3
Gross profit	89.6	93.5	94.3
Research and development expenses	23.7	23.4	25.2
Selling and administrative expenses	34.6	34.6	35.1
Restructuring charges	0.5	1.9	0.3
Operating expenses	58.8	59.9	60.6
Operating earnings	30.8	33.6	33.7
Interest expense, net	3.6	3.8	3.9
Other expense (income), net	0.5	(0.6)	0.2
Earnings before income taxes and discontinued operations	26.7	30.4	29.6
Provision for (benefit from) income taxes	5.6	5.0	(49.8)
Earnings from continuing operations	21.1	25.4	79.4
(Loss) earnings from discontinued operations, net	(0.6)	—	0.2
Net earnings	$20.5	$25.4	$79.6

Earnings per share from continuing operations:
Basic	$0.23	$0.28	$0.88
Diluted	$0.22	$0.27	$0.87

(Loss) earnings per share from discontinued operations:
Basic	$(0.01)	$—	$—
Diluted	$(0.01)	$—	$—

Net earnings per share:
Basic	$0.22	$0.28	$0.88
Diluted	$0.21	$0.27	$0.87

Weighted-average common shares outstanding:
Basic	91,653,662	91,398,539	90,220,173
Diluted	95,742,308	93,859,446	91,592,320

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except share and per share amounts)
(unaudited)

	Year Ended
	December 31, 2019	December 31, 2018
Revenues	$854.8	$826.9
Cost of goods sold	525.1	503.9
Restructuring charges - cost of goods sold	1.7	0.4
Gross profit	328.0	322.6
Research and development expenses	96.8	100.6
Selling and administrative expenses	145.7	142.5
Restructuring charges	4.3	1.7
Operating expenses	246.8	244.8
Operating earnings	81.2	77.8
Interest expense, net	14.5	16.0
Other expense, net	0.4	0.7
Earnings before income taxes and discontinued operations	66.3	61.1
Provision for (benefit from) income taxes	16.6	(4.5)
Earnings from continuing operations	49.7	65.6
(Loss) earnings from discontinued operations, net	(0.6)	2.1
Net earnings	$49.1	$67.7

Earnings per share from continuing operations:
Basic	$0.55	$0.73
Diluted	$0.53	$0.72

(Loss) earnings per share from discontinued operations:
Basic	$(0.01)	$0.02
Diluted	$—	$0.02

Net earnings per share:
Basic	$0.54	$0.75
Diluted	$0.53	$0.74

Weighted-average common shares outstanding:
Basic	91,156,124	90,050,051
Diluted	93,439,023	91,194,747

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Gross profit	$89.6	$93.5	$94.3	$328.0	$322.6
Gross profit as % of revenues	38.3%	39.6%	42.1%	38.4%	39.0%
Stock-based compensation expense	0.4	0.4	0.4	1.6	1.6
Restructuring charges	0.7	0.1	0.3	1.7	0.4
Production transfer costs (2)	0.2	0.7	0.4	2.3	2.2
Other (3)	—	—	—	—	0.2
Non-GAAP gross profit	$90.9	$94.7	$95.4	$333.6	$327.0
Non-GAAP gross profit as % of revenues	38.9%	40.1%	42.6%	39.0%	39.5%
Research and development expenses	$23.7	$23.4	$25.2	$96.8	$100.6
Stock-based compensation expense	(1.7)	(1.5)	(1.9)	(7.6)	(7.8)
Production transfer costs (2)	—	—	—	—	(0.4)
Non-GAAP research and development expenses	$22.0	$21.9	$23.3	$89.2	$92.4
Selling and administrative expenses	$34.6	$34.6	$35.1	$145.7	$142.5
Stock-based compensation expense	(3.9)	(3.3)	(3.9)	(16.0)	(17.6)
Intangibles amortization expense	(1.7)	(1.8)	(1.6)	(7.0)	(6.5)
Other (3)	(0.4)	(0.4)	(0.2)	(5.6)	(0.4)
Non-GAAP selling and administrative expenses	$28.6	$29.1	$29.4	$117.1	$118.0
Operating expenses	$58.8	$59.9	$60.6	$246.8	$244.8
Stock-based compensation expense	(5.6)	(4.8)	(5.8)	(23.6)	(25.4)
Intangibles amortization expense	(1.7)	(1.8)	(1.6)	(7.0)	(6.5)
Restructuring charges	(0.5)	(1.9)	(0.3)	(4.3)	(1.7)
Production transfer costs (2)	—	—	—	—	(0.4)
Other (3)	(0.4)	(0.4)	(0.2)	(5.6)	(0.4)
Non-GAAP operating expenses	$50.6	$51.0	$52.7	$206.3	$210.4
Earnings from continuing operations	$21.1	$25.4	$79.4	$49.7	$65.6
Interest expense, net	3.6	3.8	3.9	14.5	16.0
Provision for (benefit from) income taxes	5.6	5.0	(49.8)	16.6	(4.5)
Earnings from continuing operations before interest and income taxes	30.3	34.2	33.5	80.8	77.1
Earnings from continuing operations before interest and income taxes as % of revenues	13.0%	14.5%	15.0%	9.5%	9.3%
Stock-based compensation expense	6.0	5.2	6.2	25.2	27.0
Intangibles amortization expense	1.7	1.8	1.6	7.0	6.5
Restructuring charges	1.2	2.0	0.6	6.0	2.1
Production transfer costs (2)	0.2	0.7	0.4	2.3	2.6
Other (3)	0.4	0.4	0.2	5.6	1.9
Adjusted earnings from continuing operations before interest and income taxes	$39.8	$44.3	$42.5	$126.9	$117.2
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	17.0%	18.8%	19.0%	14.8%	14.2%

	Quarter Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Interest expense, net	$3.6	$3.8	$3.9	$14.5	$16.0
Interest expense, net non-GAAP reconciling adjustments (4)	1.7	1.7	1.6	6.8	6.3
Non-GAAP interest expense	$1.9	$2.1	$2.3	$7.7	$9.7

Provision for (benefit from) income taxes	$5.6	$5.0	$(49.8)	$16.6	$(4.5)
Income tax effects of non-GAAP reconciling adjustments (5)	(1.0)	1.4	55.1	1.0	17.5
Non-GAAP provision for income taxes	$4.6	$6.4	$5.3	$17.6	$13.0

Earnings from continuing operations	$21.1	$25.4	$79.4	$49.7	$65.6
Non-GAAP reconciling adjustments (6)	9.5	10.1	9.0	46.1	40.1
Interest expense, net non-GAAP reconciling adjustments (4)	1.7	1.7	1.6	6.8	6.3
Income tax effects of non-GAAP reconciling adjustments (5)	(1.0)	1.4	55.1	1.0	17.5
Non-GAAP net earnings	$33.3	$35.8	$34.9	$101.6	$94.5

Diluted earnings per share from continuing operations	$0.22	$0.27	$0.87	$0.53	$0.72
Earnings (loss) per share non-GAAP reconciling adjustment	0.13	0.11	(0.50)	0.54	0.29
Non-GAAP diluted earnings per share	$0.35	$0.38	$0.37	$1.07	$1.01

Diluted average shares outstanding	95,742,308	93,859,446	91,592,320	93,439,023	91,194,747
Non-GAAP adjustment (7)	181,222	1,383,876	1,687,972	1,449,627	2,046,989
Non-GAAP diluted average shares outstanding (7)	95,923,530	95,243,322	93,280,292	94,888,650	93,241,736
Notes:

(1)
In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.

(2)
Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily in Asia. These amounts are included in the corresponding Gross profit and Earnings from continuing operations before interest and income taxes for each period presented.

(3)
In 2019, Other expenses of $4.4 million represent expenses related to shareholder activism and the remaining Other expenses relate to the acquisition of the MEMS Microphone Application-specific integrated circuit (“ASIC”) Design Business from ams AG by the Audio segment and the acquisition of DITF Interconnect Technology, Inc. by the Precision Devices segment. In 2018, Other expenses in Gross profit and Operating expenses represent expenses related to acquisitions and the remaining Other expenses represent an adjustment to pre-spin-off pension obligations.

(4)
Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due 2021 that were issued in a private placement in May 2016. The imputed interest rate is 8.12% for the convertible notes due 2021, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance.

(5)
Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments. Adjustments are also made to exclude certain impacts of the Tax Reform Act and the resulting consequences that were accounted for as uncertain tax positions.

(6)
The non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.

(7)
The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. In addition, the Company entered into convertible note hedge transactions to offset any potential dilution from the convertible notes. Although the anti-dilutive impact of the convertible note hedges is not reflected under GAAP, the Company includes the anti-dilutive impact of the convertible note hedges in non-GAAP diluted average shares outstanding, if applicable.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	December 31, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$78.4	$73.5
Receivables, net of allowances of $0.8 and $0.6	159.6	140.3
Inventories, net	141.8	140.1
Prepaid and other current assets	8.6	11.1
Total current assets	388.4	365.0
Property, plant, and equipment, net	206.5	211.7
Goodwill	909.9	887.9
Intangible assets, net	91.7	56.7
Operating lease right-of-use assets	33.6	—
Other assets and deferred charges	24.5	26.6
Total assets	$1,654.6	$1,547.9

Current liabilities:
Accounts payable	$87.7	$77.2
Accrued compensation and employee benefits	32.1	40.2
Operating lease liabilities	9.3	—
Other accrued expenses	16.5	20.1
Federal and other taxes on income	5.9	4.3
Total current liabilities	151.5	141.8
Long-term debt	156.8	158.1
Deferred income taxes	2.2	2.1
Long-term operating lease liabilities	25.1	—
Other liabilities	29.9	34.3
Liabilities of discontinued operations	0.6	—
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 91,701,745 and 90,212,779 shares issued and outstanding at December 31, 2019 and 2018, respectively	0.9	0.9
Additional paid-in capital	1,574.7	1,545.9
Accumulated deficit	(175.1)	(224.2)
Accumulated other comprehensive loss	(112.0)	(111.0)
Total stockholders' equity	1,288.5	1,211.6
Total liabilities and stockholders' equity	$1,654.6	$1,547.9

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Years Ended December 31,
	2019	2018
Operating Activities
Net earnings	$49.1	$67.7
Adjustments to reconcile net earnings to cash from operating activities:
Depreciation and amortization	54.4	52.4
Stock-based compensation	25.2	27.0
Non-cash interest expense and amortization of debt issuance costs	8.1	7.6
Deferred income taxes	(0.7)	8.7
Loss on disposal of fixed assets	0.2	0.2
Gain on sale of business	—	(1.6)
Other, net	1.3	(2.8)
Changes in assets and liabilities (excluding effects of foreign exchange):
Receivables, net	(17.8)	(0.3)
Inventories, net	(0.3)	(15.7)
Prepaid and other current assets	2.7	(1.3)
Accounts payable	12.1	(6.3)
Accrued compensation and employee benefits	(8.1)	7.9
Other accrued expenses	(0.6)	(8.8)
Accrued taxes	2.7	(5.1)
Other non-current assets and non-current liabilities	(4.4)	(31.1)
Net cash provided by operating activities	123.9	98.5

Investing Activities
Additions to property, plant, and equipment	(41.2)	(80.1)
Acquisitions of business (net of cash acquired)	(69.3)	(18.0)
Proceeds from the sale of business	—	10.0
Proceeds from the sale of property, plant, and equipment	—	0.1
Net cash used in investing activities	(110.5)	(88.0)

Financing Activities
Payments under revolving credit facility	(19.0)	(47.7)
Borrowings under revolving credit facility	10.0	6.0
Tax on restricted stock unit vesting	(6.4)	(4.7)
Payments of finance lease obligations	(1.7)	(1.7)
Payment of consideration owed for acquisitions	(1.2)	(1.0)
Net proceeds from exercise of stock-based awards	9.8	0.5
Net cash used in financing activities	(8.5)	(48.6)

Effect of exchange rate changes on cash and cash equivalents	—	(0.1)

Net increase (decrease) in cash and cash equivalents	4.9	(38.2)
Cash and cash equivalents at beginning of period	73.5	111.7
Cash and cash equivalents at end of period	$78.4	$73.5